Exhibit 99.2

Execution Version

VOTING AGREEMENT

This Voting Agreement (“Agreement”), dated as of February 23, 2025, is by and among Bridge Investment Group Holdings Inc., a Delaware corporation (the “Company”), Bridge Investment Group Holdings LLC, a Delaware limited liability company (“OpCo”), Apollo Global Management, Inc., a Delaware corporation (“Parent”), Aspen PubCo Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub Inc.”), and Aspen Second Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub LLC” and, together with Merger Sub Inc., the “Merger Subs”), and the persons listed on the attached Schedule A who are signatories to this Agreement (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, the Company, Parent and Merger Subs are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, the Company has informed Parent and each Stockholder that the Company and the Company Board have, prior to the execution and delivery of this Agreement, taken all actions so that the restrictions on transactions with an “Interested Stockholder” of the Company of the Company within the meaning of (i) the certificate of incorporation of the Company (the “Company Charter”) and (ii) any “takeover” Law are, and will be, inapplicable to the execution, delivery and performance of this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby (the “Takeover Approval”).

WHEREAS, the Company Board has reviewed the terms of this Agreement and has determined that this Agreement does not constitute a transfer or acquisition of shares of Class B Common Stock pursuant to Section 4.5 of the Company Charter (the “Charter Determination”).

WHEREAS, as of the date of this Agreement, each Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the (i) number of shares of Company Class A Common Stock and Company Class B Common Stock and (ii) number of OpCo Units ((i) and (ii) collectively, the “Shares”) set forth next to such Stockholder’s name on Schedule A hereto, being all of the Shares owned of record or beneficially by such Stockholder as of the date of this Agreement (collectively with respect to each Stockholder, the “Owned Shares” and, together with any additional Shares or other voting securities of the Company of which such Stockholder acquires record or beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such Shares, or other similar transaction, or upon exercise or conversion of any securities, such Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Subs to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Mergers, the Company, OpCo, Parent, Merger Subs and the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that each of Parent, Merger Sub Inc. and Merger Sub LLC is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:

(a) “Constructive Disposition” means, with respect to a Covered Share, a short sale with respect to such Covered Share, entering into or acquiring a derivative contract with respect to such Covered Share, entering into or acquiring a futures or forward contract to deliver such Covered Share or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction with respect to such Covered Share that, in each case, is designed to (or would reasonably be expected to lead to or result in) transferring the economic benefits or risk or consequences of ownership of such Covered Share.

(b) “Voting Agreement Termination Date” means the earliest to occur of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the date on which any amendment or modification to the Merger Agreement (in the form as it exists as of the time of the execution of the Merger Agreement) is effected, or any waiver of the Company’s rights under the Merger Agreement is granted, in each case, without the Stockholders’ prior written consent, that (A) diminishes the Corporate Merger Consideration or LLC Merger Consideration per Share to be received by the stockholders of the Company or (B) changes the form in which such consideration per Share is payable to the stockholders of the Company, (iv) the termination of this Agreement by written consent of the parties hereto (including, with respect to the Company, upon the direction of the Special Committee) and (v) the date on which the Special Committee effects an Adverse Recommendation Change made in compliance with Section 6.02(e) of the Merger Agreement.

(c) A Person shall be deemed to have effected a “Transfer” of a Covered Share if such Person, whether voluntarily or involuntarily, directly or indirectly (i) sells, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by operation of law or otherwise, including by way of Constructive Disposition) such Covered Share or any interest in such Covered Share, (ii) creates any pledge, lien, charge, mortgage, encumbrance, hypothecation or security interest of any kind or nature whatsoever on such Covered Share, (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto, in each case, that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii). For the avoidance of doubt, a Transfer shall include any of the foregoing actions by a Stockholder who is not a natural person or by any equityholder in any such Stockholder that is not a natural person continuing up the ownership chain to and including a natural person.

2. Transfer Restrictions. From the date of this Agreement until the Voting Agreement Termination Date (the “Voting Period”), without the prior written consent of Parent and the Company (acting upon the direction of the Special Committee), each Stockholder agrees not to Transfer (or cause or knowingly permit the Transfer of) any of the Covered Shares; provided, however, that any Stockholder may Transfer any Covered Shares (a) if required pursuant to any Applicable Law or a final and non-appealable Governmental Order of any Governmental Authority (including by Transfers by operation of law pursuant to a qualified domestic order, divorce settlement, or divorce decree or separation agreement or wind-up or dissolution of a legal entity), (b) to such Stockholder’s Immediate Family members; provided that in the case of an Immediate Family member that is a trust, such trust does not require or permit distribution of any of the Covered Shares other than to such Stockholder and/or such Stockholder’s Immediate Family members; provided, further, that any such Transfer shall be for bona fide estate planning purposes and does not involve a disposition for value, and (c) to the extent necessary to permit such Stockholder to receive an amount of cash not to exceed any withholding Taxes and other Tax liabilities resulting from the vesting of Company Stock Awards, Company RSU Awards and OpCo Units (and excluding, for the avoidance of doubt, any such Tax liabilities resulting from the Transactions); provided, further, in each case of the foregoing clause (b), the transferee (and each equityholder or beneficial owner thereof) of such Covered Shares evidences in writing reasonably satisfactory to Parent and the Company such transferee’s agreement to be bound by and be subject to the terms and provisions of this Agreement to the same effect as such transferring Stockholder and such transfer is not in violation of the Company Charter (including Section 4.5 of the Company Charter). Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever. If any involuntary Transfer of any of each Stockholder’s Covered Shares, as applicable, shall occur before the Effective Time (including, but not limited to, a sale by each Stockholder’s (as applicable) trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee), to the extent permitted by Applicable Law, shall take and hold such Covered Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

3. Agreement to Vote.

(a) During the Voting Period, subject to the terms of this Agreement, at every meeting of the stockholders of the Company (and at every adjournment or postponement thereof), each Stockholder shall vote, and shall, to the extent such Stockholder’s Covered Shares are voting shares, cause or direct to be voted, all of such Stockholder’s Covered Shares, as applicable:

(i) in favor of the adoption of the Merger Agreement, the Mergers and each of the transactions contemplated by the Merger Agreement in respect of which a holder of the Covered Shares is entitled to vote;

(ii) in favor of the approval of any proposal to adjourn the meeting to a later date, if there are not sufficient affirmative votes (in person or by proxy) to obtain the Required Company Stockholder Approval on the date on which such meeting is held;

(iii) against (A) any Acquisition Proposal or (B) approval of any proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Mergers or result in any condition set forth in Article VII of the Merger Agreement not being satisfied on a timely basis; and

(iv) in favor of any other matter or action necessary for the consummation of the Mergers.

(b) During the Voting Period, each Stockholder shall appear, in person or by proxy, at each meeting of the stockholders of the Company or adjournment or postponement thereof (or otherwise cause its Covered Shares to be counted as present thereat) for purposes of calculating a quorum.

(c) For the avoidance of doubt, nothing in this Agreement shall require any Stockholder to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (i) diminishes the Corporate Merger Consideration or LLC Merger Consideration per Share to be received by the stockholders of the Company, or (ii) changes the form in which such consideration per Share is payable to the stockholders of the Company. Notwithstanding anything in this Agreement to the contrary, each Stockholder shall remain free to vote (or execute proxies with respect to) the Covered Shares with respect to any matter not covered by Section 3(a) in any manner that the Stockholder deems appropriate.

(d) Nothing in this Agreement, including this Section 3, shall (or shall require any Stockholder to attempt to) limit or restrict any Stockholder, Affiliate or designee of any Stockholder who serves as a director or officer of the Company or any of its Subsidiaries in acting in his or her capacity as a director or as an officer, as applicable, of the Company or such Subsidiary, as applicable, it being understood that this Agreement applies to each Stockholder solely in his, her or its capacity as a stockholder of the Company and does not apply to, and shall not limit or affect in any manner, any such Stockholder, Affiliate or designee’s actions, omissions, judgments or decisions as a director or officer, as applicable, of the Company or any of its Subsidiaries and no such action, omission, judgment or decision, in such Stockholder, Affiliate or designee’s capacity as member of the director or officer of the Company or any of its Subsidiaries shall violate or shall be deemed to constitute a breach of any of such Stockholder’s agreements or obligations under this Agreement.

4. Representations and Warranties of the Stockholders. Each Stockholder, solely with respect to such Stockholder and severally and not jointly with respect to any other Stockholder, hereby represents and warrants to Parent and Merger Subs as follows:

(a) Power; Organization; Binding Agreement; Company Board Approval. Such Stockholder has full corporate, limited liability company, limited liability partnership or similar equivalent power and authority (in the case of each Stockholder that is not a natural person) or capacity (in the case of each Stockholder that is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. With respect to each Stockholder that is not a natural person, (i) the execution, delivery and performance by such Stockholder of this Agreement, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, limited liability company, limited liability partnership or similar equivalent action on the part of such Stockholder and (ii) such Stockholder is duly organized, validly existing and in good standing under the Applicable Law of its jurisdiction of formation (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept). This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by Parent, Merger Subs, and the Company, this Agreement is enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by Enforceability Exceptions.

(b) No Conflicts. Except as would not reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Merger Subs in connection with the Merger Agreement and the Transactions are obtained or made, none of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of his, her or its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which such Stockholder is a party or by which such Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever on any Covered Shares of such Stockholder, (iii) violate any Applicable Law or Governmental Order, or (iv) with respect to each Stockholder that is not a natural person, violate the organizational documents of such Stockholder, except, in the case of clauses (i) and (ii), for such occurrences which would not, either individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by such Stockholder of any of its obligations hereunder.

(c) Ownership of Covered Shares. Such Stockholder is, as of the date hereof, the record or beneficial owner of such Stockholder’s Covered Shares. All of such Stockholder’s Covered Shares are free and clear of any pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever, other than those arising under (i) this Agreement or the organizational documents of the Company, and (ii) applicable restrictions on transfers under the Securities Act or any applicable state securities law [and (iii) certain loan arrangements previously disclosed to Parent prior to the date of this Agreement and set forth on Section 1.01(d) of the Company Disclosure Letter]1. As of the date of this Agreement, other than the Owned Shares, such Stockholder does not own beneficially or of record any shares of capital stock or voting securities of the Company.

(d) Voting Power. Such Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of such Stockholder’s Covered Shares, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e) Reliance by Parent and Merger Subs. Such Stockholder understands and acknowledges that each of Parent and Merger Subs is entering into the Merger Agreement in reliance on such Stockholder’s execution and delivery of this Agreement.

(f) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by such Stockholder of any of its obligations hereunder.

[1]	Note: Only applicable for certain Specified Stockholders.

(g) No Inconsistent Agreements. Except as contemplated by this Agreement and the Stockholders Agreement, dated as of July 16, 2021, by and among the Company and such persons listed therein, such Stockholder (i) has not entered into any voting agreement or voting trust with respect to any of its Covered Shares and (ii) has not granted a proxy or power of attorney or entered into any other arrangement with respect to any of its Covered Shares, in each case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

(h) Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against or, to the knowledge such Stockholder, threatened against or otherwise affecting such Stockholder, in such Stockholder’s capacity as such, or any of its, his or her properties or assets (including the Covered Shares) that would reasonably be expected to prevent, materially impair or materially delay the performance of such Stockholder’s obligations pursuant to this Agreement.

5. Representations and Warranties of Parent and Merger Subs.

(a) Each of Parent and each Merger Sub has full corporate, limited liability company, limited liability partnership or similar equivalent power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Subs of this Agreement and the consummation by Parent and Merger Subs of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company, limited liability partnership or similar equivalent action on the part of Parent and Merger Subs. Each of Parent and each Merger Sub is duly organized, validly existing and in good standing under the Applicable Law of its jurisdiction of formation (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept). This Agreement has been duly executed and delivered by each of Parent and each Merger Sub, and, assuming due authorization, execution and delivery by the Stockholders and the Company, this Agreement is enforceable against each of Parent and each Merger Sub in accordance with its terms, except that such enforceability may be limited by Enforceability Exceptions.

(b) Parent and Merger Subs acknowledge and agree that other than the representations and warranties expressly set forth in this Agreement, no Stockholder or any of his, her or its affiliates is making any representations or warranties to Parent and Merger Subs with respect to such Stockholder or any of his, her or its affiliates (other than, if applicable, the Company and its Subsidiaries), the Merger Agreement or any other matter. Parent and Merger Subs hereby specifically disclaim reliance upon any representations or warranties, other than the representations and warranties expressly set forth in this Agreement.

6. Representations and Warranties of Company and OpCo.

(a) Each of the Company and OpCo has full corporate and organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company and OpCo of this Agreement and the consummation by the Company and OpCo of the transactions contemplated hereby have been duly authorized by all necessary corporate action. Each of the Company and OpCo is duly organized, validly existing and in good standing under the Applicable Law of its jurisdiction of incorporation. This Agreement has been duly executed and delivered by the Company and OpCo, and, assuming due authorization, execution and delivery by the Stockholders, Parent and the Merger Subs, this Agreement is enforceable against the Company and OpCo in accordance with its terms, except as such enforceability may be limited by Enforceability Exceptions. The Company Board has, prior to the execution and delivery of this Agreement, taken all actions necessary to make effective the Takeover Approval and Charter Determination.

(b) Each of the Company and OpCo acknowledges and agrees that other than the representations and warranties expressly set forth in this Agreement, no Stockholder or any of his, her or its affiliates is making any representations or warranties to the Company or OpCo with respect to such Stockholder or any of his, her or its affiliates (other than, if applicable, the Company and its Subsidiaries), the Merger Agreement or any other matter. Each of the Company and OpCo hereby specifically disclaims reliance upon any representations or warranties (other than the representations and warranties expressly set forth in this Agreement).

7. Certain Restrictions.

(a) No Stockholder shall, during the Voting Period, knowingly take any action that would make any of its representations or warranties contained herein untrue or incorrect in any material respect or that would reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder; provided, further, that if a Stockholder becomes aware of any fact, event or circumstance arising after the date of this Agreement that would cause any of its representations or warranties contained herein to be untrue or incorrect in any material respect or that would reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder, such Stockholder shall notify Parent, the Merger Subs, the Company and OpCo as soon as reasonably practicable and no later than two (2) Business Days after becoming aware of such fact, event or circumstance.

(b) Each Stockholder hereby agrees not to commence or voluntarily participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company (including in its capacity as managing member of OpCo), OpCo, Merger Subs or any of their respective successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement or (b) to the fullest extent permitted under Law, alleging a breach of any duty or standard of conduct of the Company Board, the Special Committee or the Company (in its capacity as managing member of OpCo) in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, that the foregoing shall not limit any actions taken by the Stockholder in response to any claims commenced against the Stockholder or any of his, her or its affiliates or representatives; provided, further that this Section 7(a) shall not limit or impair the rights or obligations of any party under the Merger Agreement or be deemed to be a waiver of any rights of the Stockholder or any of his, her or its affiliates or representatives for any breach of this Agreement or the Merger Agreement.

(c) Each Stockholder shall permit Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company determines in good faith to be necessary or desirable (it being understood that the names of individuals party to this Agreement will not be disclosed unless required by Applicable Law) in connection with the Mergers and any transactions related thereto, such Stockholder’s identity and ownership of Covered Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement. Each Stockholder agrees to promptly give Parent and the Company any information he, she or it may reasonably require for the preparation of any such disclosure documents, and each Stockholder agrees to promptly notify Parent and the Company of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

(d) During the Voting Period, in the event that any Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of Shares held by such Stockholders shall be deemed amended accordingly, and such Shares or voting interests shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify the Company and Parent of any such event.

8. Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Mergers that such Stockholder may have under Applicable Law.

9. Spousal Consent. If a Stockholder is a married individual and any of its Owned Shares constitutes community property or otherwise need spousal approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in form and substance reasonably acceptable to the parties hereto.

10. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Voting Agreement Termination Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or its counsel to impose stop orders to prevent the Transfer of any of the Covered Shares in violation of this Agreement; provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Voting Agreement Termination Date.

11. Termination. This Agreement, and all rights, obligations and liabilities of the parties hereunder, shall automatically terminate without further action and shall have no further force or effect as of the Voting Agreement Termination Date; provided, that Section 7(b), Section 7(c), Section 8, this Section 11 and Section 12 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 11 or elsewhere in this Agreement relieves either party hereto from liability, or otherwise limits the liability of either party hereto, for any willful and material breach of this Agreement that occurred prior to such termination.

12. Miscellaneous.

(a) Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby and by the Merger Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the transactions contemplated hereby and by the Merger Agreement are consummated as originally contemplated to the fullest extent possible.

(b) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by merger, consolidation, division, operation of Law or otherwise without the prior written consent of the other parties. Any purported assignment in violation of this Section 12(b) shall be null and void.

(c) Amendment and Modification; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party (with respect to the Company, acting upon the direction of the Special Committee) to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective (provided, that, if such party is the Company, acting upon the direction of the Special Committee). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. The Special Committee is an express third party beneficiary of this Section 12(c) and Sections 1(b), 2, 12(d), (h), (i) and (j).

(d) Specific Performance. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated hereby and the Merger Agreement). It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

(e) Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the U.S. mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by nationally recognized overnight delivery service, or (iv) when delivered by email (solely if receipt via email is confirmed via return email from the primary recipient acknowledging receipt), addressed as follows:

if to the Stockholders, to the address for notice set forth on Schedule A hereto, with a copy to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Craig Garner; Kevin Reyes; Owen Alexander; Jason Morelli

Email: *

*

and

Cravath, Swaine & Moore LLP

Two Manhattan West, 375 Ninth Avenue

New York, NY 10001

Attention:   G.J. Ligelis Jr.

Email:     *

if to Parent, Merger Sub Inc. or Merger Sub LLC, to:

c/o Apollo Global Management, Inc.

9 West 57th Street, 41st Floor

New York, New York 10019

Attention:   David Sambur

Email:     *

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention:   Ross Fieldston; Joseph Glatt; David Hepp; Ian Hazlett

Email:    *

if to the Company, to:

Bridge Investment Group Holdings Inc.

111 E. Sego Lily Drive, Suite 400

Salt Lake City, UT 84070

Attention: Robert Morse; Matthew Grant

Email: *

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Craig Garner; Kevin Reyes; Owen Alexander; Jason Morelli

Email: *

*

and

Cravath, Swaine & Moore LLP

Two Manhattan West, 375 Ninth Avenue

New York, NY 10001

Attention: G.J. Ligelis Jr.

Email: *

or to such other address, or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 12(e); provided that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 12(e) shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 12(e).

(f) No Agreement Until Executed; No Ownership Interest. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (i) the Company Board has taken all action necessary to make effective the Takeover Approval and Charter Determination, (ii) the Merger Agreement is executed by all parties thereto, and (iii) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to such Stockholder, and Parent shall have no authority to exercise any power or authority to direct such Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

(g) No Third Party Beneficiaries. This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective permitted successors and assigns. Except as set forth in the last sentence of Section 12(c), nothing in this Agreement, express or implied, is intended to confer upon any other person other than the parties hereto (and their respective successors and permitted assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.

(h) Governing Law. This Agreement and all Proceedings (whether based on Contract, tort or otherwise) arising out of, or related to this Agreement, or the actions of Parent, Merger Sub Inc., Merger Sub LLC or the Company or OpCo in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(i) Consent to Jurisdiction; Service of Process; Venue. Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any Federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof, in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Applicable Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Court of Chancery of the State of Delaware or such Federal court and

(iv) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Court of Chancery of the State of Delaware or such Federal court. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced by a court of competent jurisdiction in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 12(i) in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 12(e). However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on any other party in any other manner permitted by Applicable Law.

(j) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(J).

(k) Entire Agreement. This Agreement, together with any exhibit, annex and schedule hereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement or any agreement referenced therein.

(l) Interpretation. Section 1.02 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

(m) Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

13. No Solicitation.

(a) Each Stockholder (solely in its capacity as a stockholder of the Company) hereby covenants not to, and shall cause its controlled Affiliates and Representatives (acting in their capacity as such) not to, directly or indirectly, (i) solicit, initiate, seek or knowingly encourage or knowingly take any other action to facilitate any Acquisition Proposal or any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information to, or afford access to any books or records to, or otherwise cooperate in any way with, any Third Party, in each case, with respect to an Acquisition Proposal, (iii) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement with respect to any Acquisition Proposal, or (iv) resolve, agree, authorize or commit to do any of the foregoing.

(b) Each Stockholder (solely in its capacity as a stockholder of the Company) hereby agrees to, and shall cause its controlled Affiliates and Representatives (acting in their capacity as such) to, immediately cease and cause to be terminated any existing solicitation, discussion or negotiation with any Third Party with respect to an Acquisition Proposal.

(c) From and after the date of this Agreement until the Effective Time or the date, if any, on which the Merger Agreement is terminated in accordance with Section 8.01 of the Merger Agreement, each Stockholder (solely in its capacity as a stockholder of the Company) shall provide Parent, (i) as promptly as practicable (and in any event within twenty-four (24) hours) after receipt of any Acquisition Proposal or any request for information or inquiry that could reasonably be expected to lead to an Acquisition Proposal, written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry and the identity of the party making such Acquisition Proposal, request or inquiry, and (ii) as promptly as practicable (and in any event within forty-eight (48) hours) written notice setting forth such information as is necessary to keep Parent informed of oral or written communications regarding, and the status and details (including amendments or proposed amendments) of any such Acquisition Proposal, request or inquiry and unredacted copies of all writings or media (whether or not electronic) containing any terms or conditions of any Acquisition Proposal or Alternative Acquisitions Agreements.

(d) Nothing in this Section 13 shall restrict any Stockholder or any of its Affiliates from engaging, in coordination with the Company Board (or the Special Committee), in discussions or negotiations regarding an Acquisition Proposal with any Person, solely and to the same extent to which the Company (or Special Committee) is permitted to engage (and is engaging) in such discussions or negotiations with such Person in compliance with Section 6.02 of the Merger Agreement.

14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

15. No Recourse. Parent and Merger Subs agree that no Stockholder shall be liable in his, her or its capacity as a stockholder of the Company for claims, losses, damages, expenses, liabilities or obligations arising under the Merger Agreement. In no event shall any Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations of any other stockholder of the Company, whether under this Agreement or any Other Voting Agreement. Notwithstanding anything to the contrary herein, this Agreement may only be enforced against, and any claim or cause of action based upon, or arising under, this Agreement may only be brought against, the persons that are expressly named as parties hereto and their respective successors and assigns.

16. Non-Survival of Representations and Warranties. The respective representations and warranties of the Stockholders, the Company, Parent and the Merger Subs contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

APOLLO GLOBAL MANAGEMENT, INC.

By:
Name: Whitney Chatterjee
Title: Chief Legal Officer

[Signature Page to Voting Agreement]

BRIDGE INVESTMENT GROUP HOLDINGS INC.

By:
Name:
Title:

BRIDGE INVESTMENT GROUP HOLDINGS LLC

By:
Name:
Title:

ASPEN PUBCO MERGER SUB 1, INC.

By:
Name:
Title:

ASPEN SECOND MERGER SUB LLC

By:
Name:
Title:

[Signature Page to Voting Agreement]

Very truly yours,

STOCKHOLDER:

By:
(duly authorized signature)

Name:
(please print full name)

Address:

(please print mailing address)

[Signature Page to Voting Agreement]

Schedule A

(See Attached)